SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the
                    Securities Exchange Act of 1934

Filed by the Registrant             X
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Filed by a Party other than the Registrant
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Check the appropriate box:

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         (as permitted by Rule 14a-6(e)(2))
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         Definitive Proxy Statement
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  X      Definitive Additional Materials
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         Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12
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                             CONRAIL INC.
           (Name of Registrant as Specified in its Charter)

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

  X      No fee required.
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         Rules 14a-6(i)(1) and 0-11.
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              computed pursuant to Exchange Act Rule 0-11 (Set forth the
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


    [Advertisement published by Conrail on January 14, 1997]

Attention All Conrail Shareholders-

READ BETWEEN THE LINES . . .

    CONRAIL DELIVERS VALUE

    [CHART SHOWING INDEXED SHARE PRICES:  <F1>

                         3/27/87                 1/9/97
                         -------                 ------

CONRAIL INC.              100.0%                 648.8%

S&P RAIL <F2>             100.0%                 352.7%

S&P 500                   100.0%                 254.9%]



    The Return On Conrail's Stock Has Been Greater Than 640%. <F3>

    You Don't Create This Kind of Value Without Making the Right Choices.

CSX-CONRAIL-

    THE RIGHT CHOICE

         THE RIGHT TIME

              THE RIGHT MERGER

The Conrail Board Is Fully Committed To The CSX-Conrail Merger.

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 The Special Meeting Of Shareholders Will Be Held On January 17, 1997.

    Vote "FOR" Approval Of The Opt-Out Of The Pennsylvania Statute
                     On The White Proxy Card Today

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    If you have any questions regarding the Special Meeting of Shareholders or need assistance in voting, please contact our proxy solicitor, D.F. King & Co., Inc., toll free, at 1-800-549-6746.

                             CONRAIL LOGO

January 14, 1997

[FN]

<F1>  Source: FactSet Research Systems Inc.
<F2>  The S&P Rail Index presently includes the share prices of
      Burlington Northern Santa Fe Corporation, Conrail Inc., CSX
      Corporation, Norfolk Southern Corporation and Union
      Pacific Corporation.
<F3>  Return does not include dividends.